Exhibit 99.1

ENSERVCO Purchases Asset Package in Northern Bakken Shale Region;

Transaction Expands Company’s Well Maintenance Fleet and Geographic Reach

DENVER, CO – November 4, 2014 – ENSERVCO Corporation (NYSE MKT: ENSV), a provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it has acquired a package of oilfield service assets consisting of equipment and real estate centered near Tioga, North Dakota, for $3.7 million from a large, diversified North American energy company.

The assets, which ENSERVCO believes were acquired at a price well below market value, are expected to add more than $6 million in annual revenue potential. The equipment portion of the acquisition, which closed on October 31, 2014, included 12 hot oil trucks, a frac water heating unit and miscellaneous equipment, tools and supplies. Closing on the real estate, which consists of a six-acre operating yard with a maintenance shop and office facility, is subject to an environmental Phase 1 review, title, and other conditions, and is expected to occur in December 2014. In the interim, ENSERVCO is using the property under a lease agreement with very minimal monthly rent.

Rick Kasch, president and CEO, stated, “This acquisition is consistent with our stated strategy of expanding our recurring, high-margin well maintenance services, which are generally required regardless of the price of oil. Hot oiling is a year-round maintenance service performed over the life of a well.”

Kasch added, “Our 2014 capital expenditure budget is already increasing our hot oiling fleet by approximately 75%, and this acquisition will expand our unit count by another 25%. By the end of February 2015 we will have nearly 60 hot oiling trucks operating across our U.S. service territories.”

Austin Peitz, vice president of field operations, commented, “This acquisition extends our operations into the northern reaches of the Williston Basin’s prolific Bakken Shale region. In combination with our Killdeer facility in southern North Dakota, we are now within one hour of all major exploration and production activity in the Bakken. The Tioga location will allow us to better serve several existing customers whose operations in the northern Bakken were economically out of reach of our Killdeer facility. Also, as a result of this acquisition, we are in discussions with several prospective customers for our hot oiling and frac water heating services who were being served by the prior owner of these assets. We are also fortunate to expand our workforce, as several key members of the prior owner’s operating team will be joining our Company.”

Kasch concluded, “The combination of our strong balance sheet and operating cash flow is allowing us to be opportunistic during these challenging times of volatile oil prices. We will continue to look for acquisition opportunities such as this in the future.”

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac-water heating and fluid management services. The Company owns and operates a fleet of more than 230 specialized trucks, trailers, frac tanks and related well-site equipment. ENSERVCO serves customers in seven major domestic oil and gas fields, and operates in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in a Form 10-K filed on March 20, 2014. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

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Contact:

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone 303-393-7044

Email: jay@pfeifferhigh.com